Exhibit 23.1




                Independent Auditors' Consent
                -----------------------------




The Board of Directors
Kinetic Concepts, Inc.



We  consent  to  the  incorporation  by
reference in this Registration Statement on Form S-8, pertaining to the Kinetic
Concepts, Inc. 1997 Stock Incentive Plan of our report dated February 5, 1997 on the consolidated financial statements of Kinetic
Concepts, Inc. and subsidiaries as  of December
31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference from the Company's annual report on Form 10-K for year ended December 31, 1996.

Our reports refer to a change in the method of applying overhead to inventory in 1994.



                  /S/ KPMG PEAT MARWICK LLP
                  __________________________
                  KPMG Peat Marwick LLP



San Antonio, Texas
September 5, 1997